News Release

Westmoreland Reports Second Quarter 2016 Results; Reiterates Full-Year Guidance

Englewood, CO – August 2, 2016 - Westmoreland Coal Company (NasdaqGM:WLB) today reported financial results for the second quarter and reaffirmed its full-year 2016 guidance.

Second Quarter Highlights

•	Revenues of $356.2 million from 12.0 million tons sold

•	Net loss applicable to common shareholders of $25.4 million, or $1.37 per diluted share

•	Adjusted EBITDA of $43.6 million

Six Month Highlights

•	Revenues of $711.0 million from 25.8 million tons sold

•	Net income applicable to common shareholders of $5.2 million, or $0.28 per diluted share, including a sizable tax benefit

•	Adjusted EBITDA of $106.5 million

•	Cash flow provided by operating activities of $37.4 million

•	Free cash flow of $28.1 million

“We remain on track to meet our 2016 adjusted EBITDA and free cash flow guidance based on our first half results and the demand trends that have continued to strengthen since June. We delivered second quarter profitability and cash flow right on our plan which factored in power demand at its lowest during the spring months," said Chief Executive Officer Kevin Paprzycki.

“We are executing well on our business strategies with a focus on maximizing cash flow from our sales volume. Based on our expectation that cash flow generation will be greater in the second half, we plan to reduce our total debt later in 2016.”

Safety

Westmoreland’s commitment to safety in all aspects of its operations is again reflected in the safety metrics.

	Six Months Ended June 30, 2016
	Reportable	Lost Time
U.S. Operations	1.95	1.06
U.S. National Average	3.22	2.41
Percentage	61%	44%

Canadian Operations	3.68	1.12

Consolidated and Segment Results

Second quarter results are influenced by the normal seasonality of low springtime power demand and significant scheduled maintenance downtime at customer plants. While consolidated adjusted EBITDA was down 21% for the second quarter and 4% for the first six months compared with the same periods last year, cash flow from operations and free cash flow for the first six months exceeded last year’s levels. Coal - Canada had a strong second quarter in 2015 including accelerated loan and lease payments which aided adjusted EBITDA. In comparison, Canadian demand in the second quarter of 2016 was impacted by weather, most notably above-average rainfall. Coal - U.S. and Coal - WMLP segments grew adjusted EBITDA for the quarter and six months compared to the same periods last year. The Coal - U.S. growth resulted from the San Juan acquisition closing in the first quarter of 2016 and the Coal - WMLP growth was from improved operations.

Cash Flow and Liquidity

Westmoreland improved free cash flow generation during the first half of 2016 from the same period last year driven in part by recovery of cash from working capital. Free cash flow through June 30, 2016, was $28.1 million comprised of cash flow provided by operations of $37.4 million, less capital expenditures of $12.2 million, plus net cash collected under certain contracts for loan and lease receivables of $2.9 million. In the first six months, cash flow benefited from a positive working capital change of $6.6 million while asset retirement obligations were a use of $16.4 million.

Cash and cash equivalents on hand at June 30, 2016 were $35.9 million, a $12.9 million increase from year end. Contributing to the increase in cash on hand were the free cash flow generation of $28.1 million; proceeds from asset sales of $6.7 million; net cash debt reductions, mostly capital lease pay downs, of $17.0 million; cash used, net of loan proceeds received, to purchase San Juan of $3.1 million; and cash required for bonding of $0.7 million.

Gross debt plus capital lease obligations at quarter end totaled $1,181.0 million. The increase from year end is attributable to the San Juan financing. Gross debt includes $3.0 million drawn on the revolving credit facility at June 30, 2016. There was $43.3 million available to draw, net of letters of credit.

Full-Year Guidance

“This year, so far, is progressing normally and as we expected. The strengthening demand, and the resulting cash flow, taken together with our first-half results provide confidence in our ability to achieve our guidance this year,” said Paprzycki.

Westmoreland’s 2016 guidance remains:

Coal tons sold	53 - 60 million tons
Adjusted EBITDA	$235 - $275 million
Free cash flow	$60 - $80 million
Capital expenditures	$59 - $71 million
Cash interest	approximately $90 million

Notes

Westmoreland presents certain non-GAAP financial measures including Adjusted EBITDA and free cash flow that management believes provide meaningful supplemental information and provide meaningful comparability to prior periods. Reconciliations of non-GAAP to GAAP measures are presented in the accompanying tables.

Conference Call

Westmoreland Coal Company will conduct a joint earnings conference call with Westmoreland Resource Partners, LP (NYSE:WMLP), on August 2, 2016, at 10:00 a.m. Eastern Time. Participants may join the call using the numbers below:

Toll Free:     1-844-WCC-COAL (844-922-2625)
International:     1-201-689-8584
Webcast        www.westmoreland.com/investors/investor-webcasts

Replay:         1-877-660-6853 or 1-201-612-7415
Replay ID:     13641125
Webcast        www.westmoreland.com/investors/investor-webcasts

About Westmoreland Coal Company

Westmoreland Coal Company is the oldest independent coal company in the United States. Westmoreland’s coal operations include surface coal mines in the United States and Canada, underground coal mines in Ohio and New Mexico, a char production facility, and a 50% interest in an activated carbon plant. Westmoreland also owns the general partner of and a majority interest in Westmoreland Resource Partners, LP, a publicly-traded coal master limited partnership

(NYSE:WMLP). Its power operations include ownership of the two-unit ROVA coal-fired power plant in North Carolina. For more information, visit www.westmoreland.com.

For further information please contact

Gary Kohn, Vice President Investor Relations
1-720-354-4467
gkohn@westmoreland.com

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on Westmoreland’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. Westmoreland cautions you against relying on any of these forward-looking statements. They are statements neither of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political, economic, business, competitive, market, weather and regulatory conditions.

Any forward-looking statements made by Westmoreland in this news release speak only as of the date on which it was made. Westmoreland undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Westmoreland Coal Company and Subsidiaries
Summary Consolidated and Operating Segment Data (Unaudited)

	Three Months Ended June 30,
			Increase / (Decrease)
	2016	2015	$	%
	(In thousands, except tons sold data)
Westmoreland Consolidated
Revenues	$356,247	$348,959	7,288	2.1%
Operating income (loss)	2,989	(6,866)	9,855	*
Adjusted EBITDA	43,558	55,281	(11,723)	(21.2)%
Tons sold—millions of equivalent tons	12.0	13.3	(1.3)	(9.8)%

Coal - U.S.
Revenues	$151,433	$132,620	$18,813	14.2%
Operating income	3,850	801	3,049	380.6%
Adjusted EBITDA	19,761	14,186	5,575	39.3%
Tons sold—millions of equivalent tons	4.7	5.3	(0.6)	(11.3)%

Coal - Canada
Revenues	$109,064	$106,162	$2,902	2.7%
Operating income	4,200	9,524	(5,324)	(55.9)%
Adjusted EBITDA	13,431	32,915	(19,484)	(59.2)%
Tons sold—millions of equivalent tons	5.6	5.9	(0.3)	(5.1)%

Coal - WMLP
Revenues	$80,468	$97,033	$(16,565)	(17.1)%
Operating loss	(4,282)	(936)	(3,346)	(357.5)%
Adjusted EBITDA	16,303	15,175	1,128	7.4%
Tons sold—millions of equivalent tons	1.7	2.1	(0.4)	(19.0)%

Power
Revenues	$21,944	$21,334	$610	2.9%
Operating income (loss)	6,731	(9,035)	15,766	*
Adjusted EBITDA	614	(614)	1,228	*

* Not meaningful

	Six Months Ended June 30,
			Increase / (Decrease)
	2016	2015	$	%
	(In thousands, except tons sold data)
Westmoreland Consolidated
Revenues	$710,968	$720,444	$(9,476)	(1.3)%
Operating income	14,527	1,591	12,936	*
Adjusted EBITDA	106,513	111,309	(4,796)	(4.3)%
Tons sold—millions of equivalent tons	25.8	26.7	(0.9)	(3.4)%

Coal - U.S.
Revenues	$306,611	$287,487	$19,124	6.7%
Operating income	15,129	7,919	7,210	91.0%
Adjusted EBITDA	49,299	34,452	14,847	43.1%
Tons sold—millions of equivalent tons	10.7	11.1	(0.4)	(3.6)%

Coal - Canada
Revenues	$202,498	$209,405	$(6,907)	(3.3)%
Operating income	16,609	19,388	(2,779)	(14.3)%
Adjusted EBITDA	36,874	57,838	(20,964)	(36.2)%
Tons sold—millions of equivalent tons	11.4	11.2	0.2	1.8%

Coal - WMLP
Revenues	$172,949	$206,123	$(33,174)	(16.1)%
Operating loss	(3,473)	(1,306)	(2,167)	(165.9)%
Adjusted EBITDA	35,580	34,177	1,403	4.1%
Tons sold—millions of equivalent tons	3.7	4.4	(0.7)	(15.9)%

Power
Revenues	$43,940	$41,984	$1,956	4.7%
Operating income (loss)	931	(8,618)	9,549	*
Adjusted EBITDA	(2,733)	(3,227)	494	15.3%

* Not meaningful

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands, except per share data)
Revenues	$356,247	$348,959	$710,968	$720,444
Cost, expenses and other:
Cost of sales	290,113	285,480	563,915	587,189
Depreciation, depletion and amortization	33,663	34,263	68,676	72,322
Selling and administrative	32,019	28,508	63,691	55,228
Heritage health benefit expenses	3,222	2,162	6,237	5,221
Loss (gain) on sale/disposal of assets	(2,253)	784	(1,917)	1,013
Restructuring charges	—	103	—	656
Derivative loss (gain)	(5,878)	6,178	(3,278)	902
Income from equity affiliates	(1,287)	(1,653)	(2,580)	(3,678)
Other operating loss	3,659	—	1,697	—
	353,258	355,825	696,441	718,853
Operating income (loss)	2,989	(6,866)	14,527	1,591
Other income (expense):
Interest expense	(31,510)	(25,304)	(61,179)	(50,039)
Interest income	2,356	2,567	4,147	4,707
Gain (loss) on foreign exchange	(364)	(1,313)	(1,751)	795
Other income	254	534	132	726
	(29,264)	(23,516)	(58,651)	(43,811)
Loss before income taxes	(26,275)	(30,382)	(44,124)	(42,220)
Income tax expense (benefit)	(100)	7,469	(48,035)	9,509
Net income (loss)	(26,175)	(37,851)	3,911	(51,729)
Less net loss attributable to noncontrolling interest	(808)	(1,246)	(1,306)	(3,392)
Net income (loss) applicable to common shareholders	$(25,367)	$(36,605)	$5,217	$(48,337)
Net income (loss) per share applicable to common shareholders:
Basic and diluted	$(1.37)	$(2.04)	$0.28	$(2.72)
Weighted average number of common shares outstanding:
Basic	18,540	17,926	18,401	17,775
Diluted	18,540	17,926	18,418	17,775

Westmoreland Coal Company and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	June 30, 2016	December 31, 2015
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$35,876	$22,936
Receivables:
Trade	142,587	134,141
Loan and lease receivables	5,851	6,157
Contractual third-party reclamation receivables	12,781	8,020
Other	18,937	11,598
	180,156	159,916
Inventories	129,881	121,858
Other current assets	19,823	16,103
Total current assets	365,736	320,813
Property, plant and equipment:
Land and mineral rights	597,450	476,447
Plant and equipment	875,122	790,677
	1,472,572	1,267,124
Less accumulated depreciation, depletion and amortization	613,745	554,008
Net property, plant and equipment	858,827	713,116
Loan and lease receivables	50,161	49,313
Advanced coal royalties	17,206	19,781
Reclamation deposits	73,434	77,364
Restricted investments and bond collateral	144,061	140,807
Contractual third-party reclamation receivables, less current portion	154,926	86,915
Investment in joint venture	28,045	27,374
Intangible assets, net of accumulated amortization of $3.4 million and $15.9 million at June 30, 2016 and December 31, 2015, respectively	28,050	29,190
Other assets	22,767	11,904
Total Assets	$1,743,213	$1,476,577

Westmoreland Coal Company and Subsidiaries
Consolidated Balance Sheets (Continued) (Unaudited)

	June 30, 2016	December 31, 2015
	(In thousands)
Liabilities and Shareholders’ Deficit
Current liabilities:
Current installments of long-term debt	$87,754	$38,852
Revolving lines of credit	3,000	1,970
Accounts payable and accrued expenses:
Trade and other accrued liabilities	134,429	109,850
Interest payable	20,386	15,527
Production taxes	46,797	46,895
Postretirement medical benefits	13,855	13,855
SERP	368	368
Deferred revenue	19,834	10,715
Asset retirement obligations	50,944	43,950
Other current liabilities	29,888	30,688
Total current liabilities	407,255	312,670
Long-term debt, less current installments	1,047,244	979,073
Workers’ compensation, less current portion	4,992	5,068
Excess of black lung benefit obligation over trust assets	17,594	17,220
Postretirement medical benefits, less current portion	286,739	285,518
Pension and SERP obligations, less current portion	43,702	44,808
Deferred revenue, less current portion	22,441	24,613
Asset retirement obligations, less current portion	449,857	375,813
Intangible liabilities, net of accumulated amortization of $10.3 million and $9.8 million at June 30, 2016 and December 31, 2015, respectively	2,936	3,470
Other liabilities	33,566	30,208
Total liabilities	2,316,326	2,078,461
Shareholders’ deficit:
Common stock of $0.01 par value
Authorized 30,000,000 shares; issued and outstanding 18,569,845 shares at June 30, 2016 and 18,162,148 shares at December 31, 2015	186	182
Other paid-in capital	245,050	240,721
Accumulated other comprehensive loss	(150,259)	(171,300)
Accumulated deficit	(667,002)	(672,219)
Total Westmoreland Coal Company shareholders’ deficit	(572,025)	(602,616)
Noncontrolling interest	(1,088)	732
Total deficit	(573,113)	(601,884)
Total Liabilities and Deficit	$1,743,213	$1,476,577

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$3,911	$(51,729)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	68,676	72,322
Accretion of asset retirement obligation and receivable	14,297	14,112
Share-based compensation	4,534	3,646
Non-cash interest expense	4,554	2,664
Amortization of deferred financing costs	6,630	4,997
Loss (gain) on derivative instruments	(3,278)	902
Loss (gain) on foreign exchange	1,751	(795)
Income from equity affiliates	(2,580)	(3,678)
Deferred income tax expense (benefit)	(47,547)	10,265
Other	(3,696)	1,832
Changes in operating assets and liabilities:
Receivables	(2,008)	1,283
Inventories	6,677	(8,789)
Accounts payable and accrued expenses	(8,045)	(1,560)
Deferred revenue	6,948	(6,141)
Other assets and liabilities	2,995	(16,367)
Asset retirement obligations	(16,415)	(10,914)
Net cash provided by operating activities	37,404	12,050
Cash flows from investing activities:
Additions to property, plant and equipment	(12,231)	(38,554)
Change in restricted investments	658	(10,598)
Cash received from restricted deposits	—	34,000
Cash payments related to acquisitions and other	(125,314)	(35,887)
Cash acquired related to acquisition, net	—	2,782
Net proceeds from sales of assets	6,706	12,396
Receipts from loan and lease receivables	3,268	12,606
Payments related to loan and lease receivables	(334)	(2,466)
Other	3,095	1,193
Net cash used in investing activities	(124,152)	(24,528)
Cash flows from financing activities:
Borrowings from long-term debt, net of debt discount	122,250	79,359
Repayments of long-term debt	(17,991)	(33,724)
Borrowings on revolving lines of credit	195,400	35,175
Repayments on revolving lines of credit	(194,370)	(42,251)
Debt issuance costs and other refinancing costs	(5,709)	(4,252)
Other	(529)	1,660
Net cash provided by financing activities	99,051	35,967
Effect of exchange rate changes on cash	637	(1,871)
Net increase in cash and cash equivalents	12,940	21,618
Cash and cash equivalents, beginning of period	22,936	14,258
Cash and cash equivalents, end of period	$35,876	$35,876

Supplemental disclosures of cash flow information:
Cash paid for interest	$47,972	$29,444

Westmoreland Coal Company and Subsidiaries
Non-GAAP Reconciliations (Unaudited)

The tables below show how the Company calculates and reconciles to the most directly comparable GAAP financial measure EBITDA; Adjusted EBITDA, including a breakdown by segment; and free cash flow.

EBITDA, Adjusted EBITDA and free cash flow are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. EBITDA, Adjusted EBITDA and free cash flow are included in this news release because they are key metrics used by management to assess Westmoreland’s operating performance and as a basis for strategic planning and forecasting. Westmoreland believes that EBITDA, Adjusted EBITDA, and free cash flow are useful to an investor in evaluating the Company’s operating performance because these measures:

•
are used widely by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	are used by rating agencies, lenders and other parties to evaluate creditworthiness; and

•
help investors to more meaningfully evaluate and compare the results of Westmoreland’s operations from period to period by removing the effect of the Company’s capital structure and asset base from the Company’s operating results.

Neither EBITDA, Adjusted EBITDA nor free cash flow are measures calculated in accordance with GAAP. The items excluded from EBITDA, Adjusted EBITDA and free cash flow are significant in assessing Westmoreland’s operating results. EBITDA, Adjusted EBITDA, and free cash flow have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results as reported under GAAP.
Other companies in Westmoreland’s industry and in other industries may calculate EBITDA, Adjusted EBITDA and free cash flow differently from the way that Westmoreland does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA, Adjusted EBITDA and free cash flow should not be considered as measures of discretionary cash available to the Company to invest in the growth of its business. Westmoreland compensates for these limitations by relying primarily on its GAAP results and using EBITDA, Adjusted EBITDA and free cash flow only as supplemental data.

EBITDA and Adjusted EBITDA

EBITDA (earnings before interest expense, interest income, income taxes, depreciation, depletion, amortization and accretion expense) and Adjusted EBITDA are non-GAAP measures that do not reflect the Company’s cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments; do not reflect income tax expenses or the cash requirements necessary to pay income taxes; do not reflect changes in, or cash requirements for, the Company’s working capital needs; and do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of the Company’s debt obligations. In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Westmoreland considers Adjusted EBITDA to be useful because it reflects operating performance before the effects of certain non-cash items and other items that it believes are not indicative of core operations. The Company uses Adjusted EBITDA to assess operating performance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Adjusted EBITDA by Segment
Coal - U.S.	$19,761	$14,186	$49,299	$34,452
Coal - Canada	13,431	32,915	36,874	57,838
Coal - WMLP	16,303	15,175	35,580	34,177
Power	614	(614)	(2,733)	(3,227)
Heritage	(3,518)	(2,401)	(6,999)	(5,749)
Corporate	(3,033)	(3,980)	(5,508)	(6,182)
Total	$43,558	$55,281	$106,513	$111,309

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(26,175)	$(37,851)	$3,911	$(51,729)

Income tax expense (benefit)	(100)	7,469	(48,035)	9,509
Interest income	(2,356)	(2,567)	(4,147)	(4,707)
Interest expense	31,510	25,304	61,179	50,039
Depreciation, depletion and amortization	33,663	34,263	68,676	72,322
Accretion of ARO and receivable	7,290	7,077	14,297	14,108
Amortization of intangible assets and liabilities	(260)	(253)	(427)	(506)
EBITDA	43,572	33,442	95,454	89,036

Restructuring charges	—	103	—	656
Loss (gain) on foreign exchange	364	1,313	1,751	(795)
Acquisition related costs (1)	133	—	568	1,400
Customer payments received under loan and lease receivables (2)	2,727	11,418	5,387	15,521
Derivative loss (gain)	(5,878)	6,178	(3,278)	902
Loss (gain) on sale/disposal of assets and other adjustments	684	703	2,097	943
Share-based compensation	1,956	2,124	4,534	3,646
Adjusted EBITDA	$43,558	$55,281	$106,513	$111,309
___________________

(1)	Includes the impact of cost of sales related to the sale of inventory written up to fair value in the acquisition of Westmoreland Resources GP, LLC, the general partner of WMLP.

(2)
Represents a return of and on capital. These amounts are not included in operating income or operating cash flows, as the capital outlays are treated as loan and lease receivables but are included within Adjusted EBITDA so that the cash received by the Company is treated consistently with all other contracts within the Company that do not result in loan and lease receivable accounting.

Free Cash Flow

Free cash flow represents net cash provided (used) by operating activities less additions to property, plant and equipment (“CAPEX” or “capital expenditures”) plus net customer payments received under loan and lease receivable. Free cash flow is a non-GAAP measure and should not be considered as an alternative to cash and cash equivalents, cash flow from operations, cash flow from investing activities, cash flow from financing activities, net income (loss) or any other measure of performance presented in accordance with GAAP. Free cash flow is intended to represent cash flow available to satisfy our debts, after giving consideration to those expenses required to maintain our assets and infrastructure. Accordingly, although free cash flow is not a measure of performance calculated in accordance with GAAP, the Company believes free cash flow is useful to investors because it allows analysts and others in the industry to assess performance, liquidity and ability to satisfy debt requirements.

Reconciliation Net Cash Provided by Operating Activities to Free Cash Flow	Six Months Ended June 30,
	2016	2015
	(In thousands)
Net cash provided by operating activities	$37,404	$12,050
Less cash paid for property, plant and equipment	(12,231)	(38,554)
Net customer payments received under loan and lease receivables	2,934	10,140
Free cash flow	$28,107	$(16,364)